H2O AM LLP Code of Ethics

For Internal Use only                                                                                                                                                                                                     Version 5.0

       COMPANY CONFIDENTIAL

Issue:                    6

Revision:              6.0

Author/s:      Jean-Noel Alba

Title:                     Code of Ethics

Description:        This document defines the Code of Ethics of H2O AM.

Issue	Date	Revision Description	Author/Reviewer	Executive Committee Approval
1.0	25/11/2014	Annual Review	Jean-Noel Alba/Julie Mulcahy	25/11/2014
2.0	12/01/2015	Annual Review	Jean-Noel Alba/Julie Mulcahy	12/01/2015
3.0	31/03/2016	Review and Update	Jean-Noel Alba/Julie Mulcahy	31/03/2016
4.0	25/01/2017	Annual Review	Jean-Noel Alba/Julie Mulcahy	26/01/2017
5.0	27/04/2018	Annual Review	Jean-Noel Alba/ Samuel Scammell	17/05/2018
6.0	28/02/2019	Annual Review	Thomas Bouamoud/ Linda McCarthy	28/02/2019

Disclaimer and Copyright Notice

Copyright © H2O

This document is property of H2O Asset Management LLP.

It is restricted to H2O Asset Management internal use only.

No part of this document may be reproduced in any form or by any means, electronic or mechanical, including photocopying and recording, for any purpose without the express written consent of an H2O Asset Management Security Officer.

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Contents

1. Statement of Policy

2. Application

3. Definitions

4. Prohibited Activities

5. Exempt Transactions and Conduct

6. Joint Participation

7. Duplicate Brokerage Confirmations and Statements

8. Preclearance Procedures For Transactions in Securities

9. Reporting Requirements

10. Initial and Annual Disclosure of Personal Holdings

11. Alternative Reporting Provisions

12. Initial and Annual Certification of Compliance

13. Confidentiality

14. Notice to Access Persons

15. Review of Reports

16. Sanctions

17. Recordkeeping Requirements

Notice of Exception from the Preclearance Requirements under the Code of Ethics

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1. Statement of Policy

This Code of Ethics (“the Code”) is based upon the principle that the partners, officers and employees of H2O AM (“the Adviser”) owe a fiduciary duty to the clients of each portfolio managed by the Adviser or where the Adviser acts as an investment adviser or sub-adviser (together, “the Portfolios”). Each partner, officer, employee should conduct personal trading activities in a manner that does not interfere or take advantage of any transactions made on behalf of the Portfolios. Persons covered by the Code must adhere to these general principles as well as the Code’s specific requirements.

1.1 code requirements

•        Place the interests of Clients first. We may not cause a Client to take action, or not to take action, for our personal benefit rather than the benefit of the Client.

•        Avoid taking inappropriate advantage of our position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Adviser could call into question the exercise of our independent judgment. Accordingly, we may accept such items only in accordance with the principles set forth in the Code and the limitations set forth in the “Gifts” section of the Compliance Manual.

•        Keep information confidential. Information on investments, Client transactions or holdings may be material non-public information. We may not use or disclose any such information to profit from the market effect of those transactions. Please refer to the “Confidential Information” section of the Compliance Manual.

•        Comply with securities law and all other laws and regulations applicable to the Adviser’s business. Make it your business to know what is required of the Adviser and you as an employee or access person of the Adviser, and integrate compliance into the performance of all duties.

•        Effect personal securities transactions placing client interests first. In effecting personal securities transactions, personnel of the Adviser must place at all times the interests of the Portfolios and clients ahead of their own pecuniary interests. All personal transactions by such persons must be conducted in accordance with the Code and in a manner to avoid any conflict of interest or abuse of such person's position of trust and responsibility. Further, such persons should not take advantage of their positions with or on behalf of a Portfolio. Without limiting the foregoing, it is the intention of the Adviser that the Code does not prohibit personal securities transactions by personnel of the Adviser in accordance with the letter and spirit of the Code.

•        Seek advice when in doubt about the propriety of any action or situation. Any questions concerning the Code should be addressed to the Compliance Officer, who is encouraged to consult with outside counsel, auditors or other professionals, as necessary. You must notify the Compliance Officer if you become aware of any violation of this Code.

2. Application

The Code is applicable to the Adviser, its employees and access persons.

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3. Definitions

For the purposes of the Code, the following definitions will apply to the following terms:

1. “access person” shall mean any partner, officer, advisory person (defined below) of the Adviser.

2. “acquisition” or “acquire” includes the receipt of any gift of a covered security (defined below).

3. The term “advisory person” shall mean (i) every employee of the Adviser (or of any company in a control relationship to the Adviser, including Natixis Investment Managers (formerly Ostrum) who, within his or her functions or duties, makes, participates in, or obtains information on the purchase or sale of a covered security (defined below) by a Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases or sales, (ii) every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Portfolio with regard to the purchase or sale of a covered security and (iii) every other employee or independent contractor of the Adviser (or a company in a control relationship to the Adviser) designated as an advisory person by the Review Officer.

4. The term “beneficial ownership” shall mean a direct or indirect “pecuniary interest” (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of “pecuniary interest” in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

(i)               ownership of securities by any of such person’s immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse or “significant other,” sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

(ii)          the person’s partnership interest in the Portfolio securities held by a general or limited partnership which such person controls;

(iii)         the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker dealer, investment adviser or manager to a securities account;

(iv)         the person’s right to receive dividends from a security provided such right is separate or separable from the underlying securities;

(v)          the person’s interest in securities held by a trust (as trustee, beneficiary, settlor or otherwise) under certain circumstances including those specified in Rule 16a-8(b) of the Exchange Act; and

(vi)         the person’s right to acquire securities through the exercise or conversion of a “derivative security” (which excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price not fixed, (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or offer involving the issuer of the first security).

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5. The term “control” shall mean the power to exercise a controlling influence over the management of the Adviser or a Portfolio, unless such power is solely the result of an official position with the Adviser or the Portfolio, all as determined in accordance with Section 2(a)(9) of the Investment Company Act 1940.

6. The term “covered security” shall mean any "security" as defined in Section 2(a)(36) of the 1940 Act including Exchange-traded funds (ETFs) and the like, except that it shall not include shares of U.S.-registered open-end investment companies, direct bonds of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality, short term debt instruments, including repurchase agreements, and any other security determined by the Securities and Exchange Commission or its staff to be excluded from the definition of covered security under Rule 17j-1 under the 1940 Act.

7. The term “investment personnel” shall mean all Portfolio managers of the Adviser and other advisory persons who assist the Portfolio managers in making investment decisions, including, but not limited to, analysts and traders of the Adviser (or of a company in a control relationship to the Adviser).

8. The term “material non-public information” with respect to an issuer shall mean information, not yet released to the public, which would have a substantial likelihood of affecting a reasonable investor’s decision to buy or sell any securities of such issuer.

9. The term “purchase” shall include the writing of an option to purchase and the receipt, through a gift or any other acquisition, of a security.

10. The term “Review Officer” shall mean the compliance officer designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons. The term “Alternative Review Officer” shall mean any person designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer or other access persons, and who shall act in all respects in the manner prescribed herein for the Review Officer. The Adviser shall maintain the names of the officers who are designated as Review Officer and Alternative Review Officer.

11. The term “sale” shall include the writing of an option to sell and the making of a gift.

12. The phrase “security held or to be acquired” shall mean any covered security which, within the most recent 15 days, is or has been held by a Portfolio or is being or has been considered by the Adviser for purchase by a Portfolio or any option to purchase or sell any security convertible into, or exchangeable for, such covered security.

13. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

14. “Initial public offering” means, in the case of a U.S. issuer, an offering of securities registered under the Securities Act of 1933, as amended, by an issuer, which immediately before registration, was not subject to reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and, in the case of a non-U.S. issuer, the initial public offering of equity securities in the jurisdiction in which it is or will be principally traded.

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15. “Private offering” means (i) an offering exempt from registration under the 1933 Securities Act (the “Securities Act”), as amended, pursuant to Section 4(2) or 4(6) of such Act or Regulation D thereunder and offshore offering exempt from registration pursuant to Regulation S under Securities Act.

4. Prohibited Activities

While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities.

1.     Competing with Portfolio Trades: No access person shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for a Portfolio, or otherwise personally act to injure a Portfolio’s securities transactions;

2. Personal Use of Portfolio Trading Knowledge: No access person shall use the knowledge of securities purchased or sold by a Portfolio or securities being considered for purchase or sale by a Portfolio to profit personally, directly or indirectly, by the market effect of such transactions;

3. Disclosure of Portfolio Trading Knowledge: No access person shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to a Portfolio or any issuer of any security owned by a Portfolio, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of a Portfolio, except to the extent necessary to effectuate securities transactions on behalf of a Portfolio;

4. Board Service; Outside Employment: Access Persons shall not serve on the board of directors or trustees of any organisation whose securities are quoted on a stock exchange, absent prior written authorisation and determination by the Review Officer that the board service would not be inconsistent with the interests of the Portfolios and their shareholders. Where board service is authorised, access persons serving as directors may not take part in an investment decision on behalf of a Portfolio concerning securities of such issuers. Likewise, no access person may accept any outside employment absent the prior written authorisation of the Review Officer;

5. Short-Term Trading: Investment personnel shall not purchase and sell, or sell and purchase, the same (or equivalent) securities within a 14 calendar day period, unless they have sought and obtained the prior approval of the Review Officer, which approval shall only be granted in extenuating circumstances, as determined in the sole discretion of the Review Officer.

6. Initial Public Offerings: Investment personnel shall not, directly or indirectly, purchase any covered security sold in an Initial Public Offering of an issuer without obtaining prior written approval from the Review Officer;

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7. Private Offerings: Investment personnel shall not, directly or indirectly, purchase any security issued pursuant to a Private Offering without obtaining prior written approval from the Review Officer. Investment personnel who have received authorisation to purchase a Private Offering must disclose such holding when such investment personnel are involved in consideration of the purchase of securities of an issuer of such privately placed securities. A decision to purchase securities of an issuer in which any investment personnel own a privately issued security must be independently reviewed by investment personnel with no personal interest in such issuer;

8. Acceptance of Gifts: Investment personnel shall not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any Portfolio (See Compliance Manual: Gifts, Entertainment and Other Benefits);

9. Disclosure of Personal Interest: Investment personnel shall not recommend any securities transaction by a Portfolio without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the Review Officer, including without limitation:

(i)               his or her beneficial ownership of any securities of such issuer;

(ii)             any contemplated transaction by such person in such securities;

(iii)            any position with such issuer or its affiliates; and

(iv)         any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Such interested investment personnel may not participate in a Portfolio’s decision to purchase and sell securities of such issuer.

10. Transactions During Blackout Period: No Portfolio manager shall, directly or indirectly, purchase or sell any covered security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and seven (7) calendar days (or such shorter period not less than two (2) days as approved by the Review Officer) after any Portfolio has purchased or sold such covered security.

5. Exempt Transactions and Conduct

The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code:

1. Purchases or sales in a portfolio for which the access person has no influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases part of an automatic dividend reinvestment plan, automatic payroll deduction program, automatic cash purchase or withdrawal plan or other similar automatic transaction program but only to the extent the access person makes no voluntary adjustment in the rate or type of investment;

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4. Purchases made by rights distributed by an issuer pro rata to all holders of a class of its securities, as they were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer’s acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of the Code and Section 17(j) of the 1940 Act and rules;

7. Purchases in an initial public offering if (i) the offering is part of the privatisation of a government-owned enterprise and (ii) the allocation of shares available for purchase by the access person are allocated by a person or authority that is not an access person of the Adviser;

8. The receipt of any gift of a covered security;

9. Transactions involving the disposition solely of fractional shares of equity covered securities; and

10. Subject to applicable law, the Review Officer may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from provisions of the Code with respect to transactions based on a determination that the transaction does not conflict with the interests of a Portfolio.

Transactions exempted from the restrictions in this section are subject to the Reporting requirements set forth in Sections ‘Preclearance Procedures For Transactions in Securities’ and ‘Reporting Requirements’ below.

6. Joint Participation

Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Securities and Exchange Commission (the “Commission”), from effecting a transaction in which the Portfolio is a “joint or a joint and several participant” with such person. Any transaction which suggests the possibility of a question in this area should be presented to the Review Officer and legal counsel for review.

7. Duplicate Brokerage Confirmations and Statements

Each access person must direct the access person’s brokers to supply to the Review Officer, on a timely basis and not less frequently than every calendar quarter, duplicate copies of confirmations of and account statements reflecting all covered securities transactions and holdings in which the access person has or acquires a direct or indirect beneficial ownership, in each case whether or not one of the exemptions listed in the ‘Prohibited Activities’ Section above applies.

8. Preclearance Procedures For Transactions in Securities

Investment personnel must request and obtain preclearance of the Review Officer before effecting any personal securities transactions in covered securities in or as to which the investment personnel both: (i) has or acquires a beneficial ownership and (ii) has direct or indirect sole or shared investment control, except for exempt transactions described in the ‘Prohibited Activities’ Section above. Investment personnel must submit to the Review Officer a preclearance request for each purchase or sale of a covered security by such investment personnel or immediate family members (as defined in ‘Application’ Section above) prior to or as soon as possible after the execution of such trade. The transaction may not be effected unless the Review Officer preclears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). You may not trade until clearance is given. Preclearance is valid only for the trading day on which it is issued.

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Subject to applicable law, the Review Officer may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from this preclearance provision of the Code to any person or category of employee of the Adviser. Any grant of an exemption must be based on a determination that the person or category of employee is not in a position with the Adviser where such person or category of persons would have sufficient access to information concerning a Portfolio’s transactions to interfere with such transactions or take advantage of the Adviser’s relationship with a Portfolio to warrant the preclearance of such person’s or category of persons’ personal securities transactions.

NB: See attached “Notice of Exception from the Preclearance Requirements under the Code of Ethics”.

9. Reporting Requirements

1. Quarterly Reports: Each access person shall submit to the Review Officer a report in the form approved by the Review Officer as to all covered securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a covered security, whether or not one of the exemptions listed in one of the other Sections of this Code applies. Access persons shall not be required to report securities transactions effected for any account over which such person does not have any direct or indirect influence. Every report shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

(i)               The date of each transaction, the title, class and number of shares, and the principal amount of each covered security involved;

(ii)             The nature of each transaction (i.e. purchase, sale or other type of acquisition or disposition);

(iii)            The price at which each transaction was effected; and

(iv)         The name of the broker, dealer or bank with or through whom each transaction was effected; provided, however, if no transactions in any covered securities required to be reported were effected during a quarterly period by an access person, such access person shall submit to the Review Officer a report in a form approved by the Review Officer within the time-frame specified above stating that no reportable covered securities transactions were effected.

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2. Brokerage Accounts: With respect to any account established by the access person, which account held any securities (including but not limited to covered securities) in which such access person had a beneficial ownership during the quarter, the access person must file with the Review Officer with ten (10) days of the end of each calendar quarter a report containing the following information:

(i)               the name of the broker dealer or bank with which the access person established the account.

(ii)             the date the account was established.

(iii)         the date the report is submitted.

An access person must also report within the time frames set forth above the information as to any covered security transaction in which an immediate family member of the access person not sharing the same household as the access person acquires or disposes of beneficial ownership of any covered security if the access person has direct or indirect, sole or shared, investment control of the transactions.

3. Every report concerning a covered securities transaction prohibited under ‘Definitions’ hereof with respect to which the reporting person relies upon one of the exceptions provided in the ‘Prohibited Activities’ section, shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4. Notwithstanding subparagraph (2) of this Section, an access person need not report securities transactions pursuant to the Code where the reported information would be duplicative of information reported pursuant to Rules 204-2(a)(12) or 204-2(a)(13) of the 1940 Investment Advisers Act.

5. Any report submitted by an access person in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates, and the existence of any report will not be construed as an admission that any event reported thereon is a violation of this Code.

10. Initial and Annual Disclosure of Personal Holdings

1. Initial and Annual Reports: Every access person shall submit an initial report to the Review Officer within 10 days of being notified that such person is an access person and an annual report (which is current as of a date between December 31st of the prior year and January 29 of the current year) no later than January 29th of each year which contains the following information:

(i)               The title, number of shares or principal amount of each covered security in which such person has a direct or indirect beneficial interest;

(ii)             The name of the broker or bank with whom such person maintains any account (including but not limited to covered securities) in which the access person has a beneficial ownership; and

(iii)         The date the report is submitted.

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2. Likewise an access person must also file an initial and annual report by the same dates specified above disclosing all covered securities in which an immediate family member of the access person not sharing the same household as the access person has a beneficial ownership if the access person exercises direct or indirect sole or shared investment control on to such covered securities. This report will contain the above information but as to such immediate family member’s covered securities.

11. Alternative Reporting Provisions

As an alternative to the literal compliance with the quarterly and annual reporting requirements under section ‘Preclearance Procedures For Transactions in Securities’, an access person shall be considered to have satisfied his or her reporting requirements provided that, such access person supplies to the Review Officer annually a list of all of his or her brokers during the prior year and certifies that he or she directed such brokers to supply duplicate copies of confirmations of all covered securities to the Review Officer as provided by section ‘Joint Participation’ of the Code. With respect to such access persons, such persons must supply or direct his or her brokers to supply a computer printout or similar report within 10 days after the end of each calendar quarter and an annual report by January 29th of each year which report shall contain at least the information that would otherwise have been required by the ‘Preclearance Procedures For Transactions in Securities’ Section.

The Review Officer may approve other alternative reporting procedures consistent with Rule 17j-1 from time to time.

12. Initial and Annual Certification of Compliance

Each access person, within ten (10) days of becoming an access person, must certify, on a form designated by the Review Officer that: (i) he or she has received, read and understands the Code and recognises that he or she is subject thereof; (ii) he or she will comply with the requirements of the Code and any amendments to this Code; and (iii) he or she has disclosed to the Adviser all holdings of covered securities and all accounts required to be disclosed pursuant to the requirements of the Code.

All access persons shall certify annually (by a date specified by the Review Officer) on the form approved by the Review Officer that they (i) have read and understand the Code and recognise that they are subject hereto, (ii) have complied with the requirements of the Code and will comply with any amendments, and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the Code.

13. Confidentiality

All information obtained from any access person hereunder shall normally be kept in strict confidence by the Adviser, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organisation or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of the Adviser. In addition, in the event of violations or apparent violations of the Code, such information may be disclosed to affected clients.

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14. Notice to Access Persons

The Adviser shall identify all persons who are considered to be “access persons,” “investment personnel” and “Portfolio managers,” inform such persons of their respective duties and provide such persons with copies of the Code. However, the failure of the Review Officer to notify any person of their status as either an access person, investment personnel and/or Portfolio manager, shall not relieve them of their obligations under the Code. In particular, personal securities positions and transactions will be monitored against Portfolio positions and transactions.

15. Review of Reports

The Code is designed to detect and prevent fraud against Portfolios and to avoid the appearance of impropriety. Accordingly, the Review Officer will review the information to be compiled under the Code in accordance with such review procedures as the Review Officer and senior management of the Adviser shall from time to time determine to be appropriate in light of the purposes of the Code.

16. Sanctions

You must report any violation of the Code or any laws, regulations, the Adviser’s rules, codes of conduct or professional standards of which you become aware to Senior Management and the Compliance and Legal Departments. You must also report any threatened or actual civil or other action against the Adviser. Failure to comply with these requirements is a breach of the Code and your contract of employment and may result in your dismissal and/or criminal prosecution.

Any violation of the Code shall result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances, which may include, but are not limited to, removal or suspension from office, demotion, a letter of censure and/or restitution to the applicable Portfolio(s) of an amount equal to the advantage the offending person shall have gained by reason of such violation, and referral to civil or criminal authorities.

17. Recordkeeping Requirements

The Adviser shall maintain and preserve:

1. in an easily accessible place, a copy of the Code (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

2. in an easily accessible place, a record of any violation of the Code (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

3. a copy of each report (or computer printout) submitted under the Code for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

4. in an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review reports pursuant to the Code;

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5. a copy of each report provided to any Portfolio as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

6. a written record of any decision, and the reasons supporting any decision, to approve the purchase by an access person of any security in an initial public offering or private offering for a period of five years following the end of the fiscal year in which the approval is granted.

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Notice of Exception from the Preclearance Requirements under the Code of Ethics

Pursuant to the ‘Duplicate brokerage Confirmations and Statements’ section of the Code of Ethics for the Adviser in effect on the date hereof (the “Code”) and upon consideration of all of the relevant facts and circumstances, the Review Officer has determined that the following transactions are exempt from the preclearance requirements of the Code. The Review Officer may withdraw or alter these exemptions at any time upon notice (oral or written) to the persons subject to these exemptions. Even though the transactions described below are not subject to the preclearance requirements of the Code, the transactions are (unless and until otherwise notified in writing) subject to the reporting requirements set forth in sections ‘Preclearance Procedures For Transactions in Securities’ and ‘Reporting Requirements’ of the Code.

Terms appearing in enhanced typeface (bold) have the same meaning as in the Code.

1. Transactions in U.S. Securities. Investment personnel shall not be required to pre-clear personal trades in securities of issuers located in the U.S. (“U.S. Securities”), unless any such person, in connection with his or her regular functions or duties, obtains information regarding the purchase or sale of a U.S. Security by a Portfolio or obtains information concerning recommendations made to a Portfolio with regard to the purchase or sale of a U.S. Security.

2. Transactions in open-end investment companies. Investment personnel shall not be required to pre-clear personal subscriptions to or redemptions of units in non-U.S. open-end investment companies (e.g. UCITS such as SICAVs and FCPs and other mutual funds), wherever they are registered. (Note: the Code already excludes U.S. registered open-end investment companies from the definition of covered security.)

3. Transactions in direct obligations of the governments of non-U.S. countries. Investment personnel shall not be required to pre-clear personal trades in securities that are the direct obligations of the central government of any non-U.S. country. (Note: the Code already excludes direct obligations of the U.S. government from the definition of covered security.)

4. Employee’s Responsibility to Comply with the Code. This notification by the Review Officer that Investment personnel may rely on the exemptions set forth above shall not relieve any such person from pre-clearing a transaction in a security if the person’s responsibilities change and such person, in connection with his or her regular functions or duties, makes, participates in or obtains information that would warrant the preclearance of such person’s personal securities transactions. If such a change in circumstances occurs, the relevant person must notify the Review Officer immediately.

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